DEFINING MOMENTS

CELEBRATING

30 YEARS

- This presentation includes forward-looking statements about the corporation for which the corporation claims the protection of safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

- Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the corporation's possible or assumed future financial condition, and its results of operations and business. Forward-looking statements are subject to risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, government policies and regulations (including monetary and fiscal policies), legislation, economic conditions, including increased energy costs in California, credit quality of borrowers, operational factors and competition in the geographic and business areas in which the company conducts its operations. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

Company Overview

Company Name:	Oak Valley Bancorp, est. 2008 Headquartered in Oakdale, CA
Subsidiaries:	- Oak Valley Community Bank, **est. 1991** - Eastern Sierra Community Bank, Division of OVCB, est. 2000
Ownership:	Public; Listed on NASDAQ under the ticker "**OVLY**"
Assets:	$1.51 Billion
Employees:	191
Number of Locations:	17

Branch Footprint


80
Sacramento
Bridgeport
Escalon
Sonora
Stockton
Manteca
San Francisco
580
Ripon
Oakdale
Tracy
Modesto
Patterson
Turlock
395
Mammoth
Lakes
Bishop
99
5
Fresno

1. Oakdale
2. Sonora - East
3. Modesto – 12th & I
4. Bridgeport
5. Mammoth Lakes
6. Bishop
7. Modesto-Dale
8. Turlock
9. Stockton
10. Patterson
11. Ripon
12. Escalon
13. Modesto – McHenry
14. Manteca
15. Tracy
16. Sonora – Downtown
17. Sacramento

Assets

(in billions)


Assets
$1.6
$1.4
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$-
$1.5
91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 19 20

Net Income Available to Common Shareholders

(in millions)



$16
$14
$12
$10
$8
$6
$4
$2
$-
$(2)
$13.7
91
92
93
94
95
96
97
98
99
00
01
02
03
04
05
06
07
08
09
10
11
12
13
14
15
16
17
18
19
20

Financial Highlights

(millions)	2020	2019	Chg$	Chg%
Earnings	**$13.7**	**$12.5**	**$1.2**	**9.6%**
Assets	**$1,511**	**$1,148**	**$364**	**31.7%**
Gross Loans	**$1,013**	**$751**	**$262**	**34.9%**
Deposits	**$1,368**	**$1,019**	**$348**	**34.1%**

- 2020 ROAA – 1.00%
- 2020 ROAE – 11.40%
- Gross Loans includes $220MM of PPP Loans
- Stockholders' Equity - $130MM



COVID – 19 Impact

- Company's Business Continuity Plan Activated
  - All branches remained open / Regular hours
  - 81% of administrative staff worked remotely
  - 98% returned to the workplace, as of June 15, 2020
- Paycheck Protection Program ("PPP"), as of March 31, 2021
  - 2,365 PPP loans
  - $331 Million funded
  - $96 Million forgiven
- Loan Deferrals, as of March 31, 2021
  - 2 loan relationships
  - $15 Million (interest only)

Historic Stock Price Summary



25.00
20.00
15.00
10.00
5.00
-

	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021*
OVLY ($/SH)	8.25	6.00	4.41	5.90	6.75	7.45	8.37	10.16	10.40	12.55	19.54	18.30	19.46	16.62	17.15
OVLY (BV/SH)	5.57	5.83	6.13	6.64	7.37	7.99	8.24	9.29	9.69	10.19	11.21	12.09	13.71	15.78	16.02
OVLY ($/BV)	1.48	1.03	0.72	0.89	0.92	0.93	1.02	1.09	1.07	1.23	1.74	1.51	1.42	1.05	1.07

*(as of March 31, 2021)

Keys to Success

- Focus on Service
  - Relationship based
  - Rapid response time
- Low-Cost Core Deposits
- Quality loans are key
- Emphasis on planning
- Investing in our team

